MAZARS

Our ref.: EC/PS/C894/ABA2

September 25, 2009

Securities and Exchange Commission
100 F Street, NE
Washington DC 20459
United States

Dear Sirs,

CH LIGHTING INTERNATIONAL CORPORATION

We have read Item 4.01(a) of CH Lighting International Corporation's Form 8-K, which discusses the resignation of Mazars CPA Limited as its independent registered public accounting firm, and we agree with the statements made therein.

Yours faithfully,

Mazars CPA Limited
Certified Public Accountant

Praxity MEMBER
GLOBAL ALLIANCE OF INDEPENDENT FIRMS